Exhibit 9(h)
                                     Form of
                         AMENDMENT TO TRANSFER AGENCY AND REGISTRAR AGREEMENT


     THIS AMENDMENT dated as of _________, 1997 (the "Amendment") is made to the Transfer Agency and Registrar Agreement, dated as of the ___ day of ______, 1997 (the "Agreement") between ST. CLAIR FUNDS, INC. (the "Company") and FIRST DATA INVESTOR SERVICES GROUP, INC. ("FDISG").

         The Company and FDISG agree that the Agreement shall, as of the date first written above, be amended as follows:

     1. Schedule A, "Transfer Agent Fees," of the Agreement shall be deleted in its entirety and the Schedule A attached hereto shall be substituted in its place; and

     2. Exhibit 1 to the Agreement shall be deleted in its entirety and Exhibit 1 attached hereto shall be substituted in its place.

         In all other respects, the Agreement shall remain in full force and effect.

         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their duly authorized officers, as of the day and year first written above.


ST. CLAIR FUNDS INC.


By:  _____________________________
Title:_____________________________

FIRST DATA INVESTOR SERVICES GROUP, INC.


By:  _____________________________
Title:_____________________________

                                               Exhibit 1

                                           LIST OF PORTFOLIOS
                                        dated ___________, 1997

                                    Liquidity Plus Money Market Fund
                                    Munder S&P 500 Index Equity Fund
                                  Munder S&P MidCap Index Equity Fund
                                 Munder S&P SmallCap Index Equity Fund
                                       Munder Foreign Equity Fund
                                    Munder Aggregate Bond Index Fund
                             Munder Institutional S&P 500 Index Equity Fund
                           Munder Institutional S&P MidCap Index Equity Fund
                          Munder Institutional S&P SmallCap Index Equity Fund
                             Munder Institutional Short Term Treasury Fund
                                 Munder Institutional Money Market Fund

                                               Schedule A

                                          TRANSFER AGENT FEES

Liquidity Plus Money Market Fund

1)       Asset Based Charge:           Based on the total net assets of the
                                       Companies (as defined below*)

                                       First $2.8 billion of aggregate  net
                                       assets @ 2.0 basis  points Next $2.2
                                       billion  of  aggregate  net assets @
                                       1.5 basis  points Over $5 billion of
                                       aggregate  net  assets  @ 1.0  basis
                                       points

         Other Fees:                   Each IRA account will be charged $10.00
                                       per annum NSCC Transaction Charge is
                                       $.15 per financial transaction

2)       System Development:           Client defined system enhancements will
                                       be agreed upon by Transfer Agent and
                                       Munder Capital and billed at a rate of
                                       $100.00 per hour


     *Companies shall include The Munder Funds Trust, The Munder Funds, Inc. (other than the Munder All-Season Maintenance Fund, Munder All-Season
Accumulation Fund, Munder All-Season Development Fund and Munder Financial Services Fund) and the Liquidity Plus Money Market Fund of St. Clair Funds, Inc.


Munder S&P 500 Index Equity Fund, Munder S&P MidCap Index Equity Fund, Munder S&P SmallCap Index Equity Fund, Munder Foreign Equity Fund and Munder Aggregate Bond Index Fund (the "Variable Annuity
Funds")

         [TO BE DETERMINED]

Munder Institutional S&P 500 Index Equity Fund, Munder Institutional S&P MidCap Index Equity Fund, Munder Institutional S&P SmallCap Index Equity Fund, Munder Institutional Short Term Treasury Fund and Munder Institutional Money Market Fund (the "Institutional Funds")

         The annual rate of $10,000 per Institutional Fund plus .025% of the Institutional Funds' aggregate average daily net assets in excess of $5 billion.